UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STORE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	45-2280254
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-198486

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock (the “Common Stock”) of STORE Capital Corporation (the “Registrant”) is contained in the Registrant’s Registration Statement on Form S-11 (File No. 333-198486) relating to the Common Stock, under the captions “Description of Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” initially filed with the Securities and Exchange Commission on August 29, 2014, as thereafter amended (the “Registration Statement”), which description, as amended, is incorporated by reference into this Form 8-A.  In addition, any such description contained in any prospectus relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2014

STORE Capital Corporation

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Title: Executive Vice President - General Counsel

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